UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 13, 1996

                               Comcast Corporation
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Pennsylvania                     0-6983                   23-1709202
----------------------------        ------------            -------------------
(State or other jurisdiction        (Commission               (IRS employer
   of incorporation)                file number)            identification no.)

              1500 Market Street, Philadelphia, PA        19102-2148
             -------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (215) 665-1700
                                                           --------------

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

     On November 13, 1996, Comcast Corporation (the "Company") acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company (the "Scripps Acquisition"). Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 1996, for the nine months ended September 30, 1996 and for the year ended December 31, 1995, in respect of the Scripps Acquisition were previously filed by the Company in a Current Report on Form 8-K dated November 27, 1996 (the "November 1996 8-K"). In addition, the unaudited combined financial statements of Scripps Cable for the nine months ended September 30, 1996 and the audited combined financial statements of Scripps Cable as of and for each of the three years in the period ended December 31, 1995 were incorporated by reference in the November 1996 8-K.

     This Current Report on Form 8-K provides audited consolidated financial statements for Comcast SCH Holdings, Inc., which contains all of Scripps Cable following the Scripps Acquisition, as of December 31, 1996 and for the period from November 1, 1996 to December 31, 1996 as well as the audited combined financial statements for Scripps Cable (the Predecessor Corporation) as of December 31, 1995, for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are listed in the Index to Consolidated and Combined Financial Statements, which follows the signature page of this report.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COMCAST CORPORATION

Dated: April 24, 1997                  By: /s/ Joseph J. Euteneuer
                                           -------------------------------
                                           Joseph J. Euteneuer
                                           Vice President and
                                           Corporate Controller

                   COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES
                          AND PREDECESSOR CORPORATION
            INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Independent Auditor's Report ..............................................  F-1

Consolidated and Combined Balance Sheet as of
     December 31, 1996 and 1995 ...........................................  F-2

Consolidated Statement of Operations for the Period from
     November 1, 1996 to December 31, 1996 ................................  F-3

Combined Statement of Operations for the Period from
     January 1, 1996 to October 31, 1996 and for the Years
     Ended December 31, 1995 and 1994 .....................................  F-4

Consolidated Statement of Cash Flows for the Period from
     November 1, 1996 to December 31, 1996 ................................  F-5

Combined Statement of Cash Flows for the Period from
     January 1, 1996 to October 31, 1996 and for the Years
     Ended December 31, 1995 and 1994 .....................................  F-6

Consolidated and Combined Statement of Stockholders' Equity
     (Deficiency) for the Period from November 1, 1996 to
     December 31, 1996, for the Period from January 1, 1996
     to October 31, 1996 and for the Years Ended December 31,
     1995 and 1994 ........................................................  F-7

Notes to Consolidated and Combined Financial Statements ...................  F-8

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholder
Comcast SCH Holdings, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheet of Comcast SCH Holdings, Inc. (an indirect wholly owned subsidiary of Comcast Corporation) and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholder's equity and of cash flows for the period from November 1, 1996 to December 31, 1996, as well as the combined balance sheet of the Predecessor Corporation (see Note 2) as of December 31, 1995 and the related combined statements of operations, stockholders' deficiency and of cash flows for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated and combined financial statements present fairly, in all material respects, the financial position of Comcast SCH Holdings, Inc. and subsidiaries as of December 31, 1996, the financial position of the Predecessor Corporation as of December 31, 1995, and the results of their operations and their cash flows for the periods stated above, in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 4 to the consolidated and combined financial statements, in November 1996, Comcast Corporation acquired the Predecessor Corporation which resulted in the establishment of a new cost basis for the assets and liabilities of the acquired entities.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 28, 1997

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED BALANCE SHEET
(Dollars in thousands)

                                                                                                          (Predecessor
                                                                                                          Corporation)
                                                                                      December 31,        December 31,
                                                                                          1996                1995
ASSETS

CURRENT ASSETS
    Cash and cash equivalents...................................................           $3,047             $3,085
    Short-term investments......................................................              106
    Cash held by an affiliate...................................................            9,475
    Accounts receivable, less allowance for
      doubtful accounts of $1,439 and $1,288....................................            9,870             12,107
    Inventories.................................................................            9,427             12,822
    Other current assets........................................................            1,790              5,956
                                                                                       ----------           --------

           Total current assets.................................................           33,715             33,970
                                                                                       ----------           --------

PROPERTY AND EQUIPMENT..........................................................          422,922            600,822
    Accumulated depreciation....................................................           (7,417)          (305,715)
                                                                                       ----------           --------
    Property and equipment, net.................................................          415,505            295,107
                                                                                       ----------           --------

DEFERRED CHARGES................................................................        1,765,029            214,125
    Accumulated amortization....................................................          (21,458)          (120,629)
                                                                                       ----------           --------
    Deferred charges, net.......................................................        1,743,571             93,496
                                                                                       ----------           --------

                                                                                       $2,192,791           $422,573
                                                                                       ==========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
    Accounts payable and accrued expenses.......................................          $47,483            $33,675
    Accrued interest............................................................              250
    Due to affiliates...........................................................              942              1,599
                                                                                       ----------           --------

           Total current liabilities............................................           48,675             35,274
                                                                                       ----------           --------

LONG-TERM DEBT..................................................................          125,000
                                                                                       ----------           --------

OTHER LIABILITIES...............................................................                               9,325
                                                                                       ----------           --------

DUE TO AFFILIATES...............................................................            4,413            312,737
                                                                                       ----------           --------

DEFERRED INCOME TAXES, due to affiliate.........................................          593,777             80,193
                                                                                       ----------           --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
    Common stock................................................................                               1,801
    Additional capital..........................................................        1,431,578             35,144
    Accumulated deficit.........................................................          (10,652)           (51,901)
                                                                                       ----------           --------

           Total stockholders' equity (deficiency)..............................        1,420,926            (14,956)
                                                                                       ----------           --------

                                                                                       $2,192,791           $422,573
                                                                                       ==========           ========


See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands)

                                                                        November 1
                                                                            to
                                                                     December 31, 1996
SERVICE INCOME....................................................          $52,364
                                                                           --------

COSTS AND EXPENSES
       Operating, selling, general and administrative.............           39,633
       Depreciation and amortization..............................           28,989
                                                                           --------

                                                                             68,622
                                                                           --------

OPERATING LOSS ...................................................          (16,258)

OTHER (INCOME) EXPENSE
       Interest expense...........................................            1,253
       Investment income..........................................             (139)
       Other......................................................              (96)
                                                                           --------

                                                                              1,018
                                                                           --------

LOSS BEFORE INCOME TAX BENEFIT....................................          (17,276)

INCOME TAX BENEFIT................................................           (6,624)
                                                                           --------

NET LOSS..........................................................         ($10,652)
                                                                           ========



See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands)


                                                                              Predecessor Corporation
                                                                        January 1                Year Ended
                                                                           to                   December 31,
                                                                    October 31, 1996       1995              1994
SERVICE INCOME................................................          $257,393         $279,482          $255,356
                                                                        --------         --------          --------


COSTS AND EXPENSES
       Operating, selling, general and administrative.........           154,166          162,810           164,721
       Depreciation and amortization..........................            45,964           54,099            57,331
                                                                        --------         --------          --------

                                                                         200,130          216,909           222,052
                                                                        --------         --------          --------

OPERATING INCOME..............................................            57,263           62,573            33,304

OTHER (INCOME) EXPENSE
       Interest expense.......................................                27              343               342
       Intercompany interest expense..........................            28,530           34,915            33,447
       Corporate management fee...............................                                                2,957
       Merger expenses........................................            13,566
       Gain on sale of cable television system................                             (1,502)
       Other, net.............................................               108             (786)               69
                                                                        --------         --------          --------

                                                                          42,231           32,970            36,815
                                                                        --------         --------          --------

INCOME (LOSS) BEFORE INCOME TAX
 EXPENSE (BENEFIT)............................................            15,032           29,603            (3,511)

INCOME TAX EXPENSE (BENEFIT)..................................             7,644           11,913           (10,590)
                                                                        --------         --------          --------

NET INCOME....................................................            $7,388          $17,690            $7,079
                                                                        ========         ========          ========


See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

                                                                         November 1
                                                                             to
                                                                      December 31, 1996
OPERATING ACTIVITIES
   Net loss.......................................................         ($10,652)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation and amortization..............................           28,989
       Non-cash operating expenses charged by an affiliate........            4,413
       Deferred income tax benefit................................           (7,106)
                                                                           --------
                                                                             15,644

       Decrease in accounts receivable, inventories and
         other current assets.....................................              145
       Increase in accounts payable and accrued
         expenses and accrued interest............................            5,174
                                                                           --------

         Net cash provided by operating activities................           20,963
                                                                           --------

FINANCING ACTIVITIES
   Proceeds from borrowing........................................          150,000
   Repayment of long-term debt....................................          (25,000)
   Net transactions with affiliates...............................           (2,174)
   Return of capital to parent....................................         (120,000)
                                                                           --------

         Net cash provided by financing activities................            2,826
                                                                           --------

INVESTING ACTIVITIES
   Capital expenditures and other.................................          (11,267)
   Cash held by an affiliate......................................           (9,475)
                                                                           --------

         Net cash used in investing activities....................          (20,742)
                                                                           --------

INCREASE IN CASH..................................................            3,047

CASH, beginning of period.........................................
                                                                           --------

CASH, end of period...............................................           $3,047
                                                                           ========



See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

COMBINED STATEMENT OF CASH FLOWS
(Dollars in thousands)

                                                                                Predecessor Corporation
                                                                         January 1                Year Ended
                                                                             to                  December 31,
                                                                      October 31, 1996     1995               1994
OPERATING ACTIVITIES
   Net income.................................................            $7,388          $17,690            $7,079
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization............................            45,964           54,099            57,331
     Merger expenses..........................................            13,566
     Gain on sale of cable television system..................                             (1,502)
     Adjustment of liability for prior year income taxes......                                              (11,800)
     Payment of prior year income taxes to parent.............                                               (7,400)
     Prepaid franchise fees...................................                              2,576             2,574
     Refundable property taxes................................                             10,400            (6,612)
     Commitments and contingencies and other, net.............            (2,932)          (5,368)           11,921
     Deferred income tax benefit..............................            (8,212)            (449)             (657)
                                                                        --------         --------          --------
                                                                          55,774           77,446            52,436
     Other changes in working capital accounts:
       Accounts receivable....................................              (268)          (2,193)           (2,064)
       Inventories............................................             2,407           (2,389)            3,946
       Accounts payable.......................................            (6,048)          (2,671)            2,142
       Other, net.............................................            (4,024)           1,822               238
                                                                        --------         --------          --------

         Net cash provided by operating activities............            47,841           72,015            56,698
                                                                        --------         --------          --------

FINANCING ACTIVITIES
   Advances from parent.......................................            69,108                             13,455
   Repayments of advances from parent.........................            (1,894)         (23,595)           (2,102)
   Other, net.................................................              (625)          (2,500)           (1,875)
                                                                        --------         --------          --------

         Net cash provided by (used in)
            financing activities..............................            66,589          (26,095)            9,478
                                                                        --------         --------          --------

INVESTING ACTIVITIES
   Acquisitions...............................................           (62,099)            (384)          (26,501)
   Capital expenditures.......................................           (54,283)         (47,484)          (41,616)
   Proceeds from sale of cable television system..............                              2,800
   Other, net.................................................               422              130             1,948
                                                                        --------         --------          --------

         Net cash used in investing activities................          (115,960)         (44,938)          (66,169)
                                                                        --------         --------          --------

(DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS............................................            (1,530)             982                 7

CASH AND CASH EQUIVALENTS, beginning of period................             3,085            2,103             2,096
                                                                        --------         --------          --------

CASH AND CASH EQUIVALENTS, end of period......................            $1,555           $3,085            $2,103
                                                                        ========         ========          ========


See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) (Dollars in thousands)


                                                  Common          Additional       Accumulated
                                                   Stock            Capital          Deficit            Total

PREDECESSOR CORPORATION

BALANCE, JANUARY 1, 1994 .....................      $1,801          $35,144          ($76,670)        ($39,725)

Net income ...................................                                          7,079            7,079
                                                 ---------       ----------         ---------       ----------

BALANCE, DECEMBER 31, 1994 ...................       1,801           35,144           (69,591)         (32,646)

Net income ...................................                                         17,690           17,690
                                                 ---------       ----------         ---------       ----------

BALANCE, DECEMBER 31, 1995 ...................       1,801           35,144           (51,901)         (14,956)

Net income ...................................                                          7,388            7,388
                                                 ---------       ----------         ---------       ----------

BALANCE, OCTOBER 31, 1996 ....................      $1,801          $35,144          ($44,513)         ($7,568)
                                                 =========       ==========         =========         ========

SUCCESSOR CORPORATION

Capital contribution .........................   $               $1,551,578          $              $1,551,578
Net loss .....................................                                        (10,652)         (10,652)
Return of capital to parent ..................                     (120,000)                          (120,000)
                                                 ---------       ----------         ---------       ----------

BALANCE, DECEMBER 31, 1996 ...................   $               $1,431,578          ($10,652)      $1,420,926
                                                 =========       ==========         =========       ==========



See notes to consolidated and combined financial statements.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994


1.   ORGANIZATION

     Comcast SCH Holdings, Inc. and subsidiaries (the "Company"), a Colorado corporation formerly known as Scripps Howard Cable Company ("SHCC") (see
     Note 2), is a wholly owned subsidiary of Comcast Cable Communications, Inc. ("CCCI"), which is a wholly owned subsidiary of Comcast Corporation ("Comcast"). The Company is engaged in the development, management and operation of cable communications systems located in California, Tennessee, Georgia, West Virginia, Florida, Kentucky and Colorado. As of December 31, 1996, the Company's systems served more than 800,000 subscribers and passed more than 1.3 million homes, with 60% of its subscribers located in Sacramento, California and Chattanooga and Knoxville, Tennessee.

2.   MERGER OF E.W. SCRIPPS COMPANY

     In November 1996, Comcast acquired the Company in a merger (the "Merger") with The E.W. Scripps Company ("EWS") in exchange for 93.048 million shares of Comcast's Class A Special Common Stock valued at $1.552 billion (the "Scripps Acquisition"). Comcast accounted for the Scripps Acquisition under the purchase method. Following the Scripps Acquisition, Comcast contributed the Company to CCCI at Comcast's historical cost (the "Scripps Contribution"). As the Scripps Contribution was a non-cash transaction, it had no significant impact on the Company's consolidated statement of cash flows.

     Cash and certain liabilities (primarily income taxes payable, accruals for commitments and contingencies and amounts due to affiliates) included in the combined financial statements of the Predecessor Corporation were not assumed by Comcast in the Scripps Acquisition. Accordingly, such cash and liabilities are not reflected in the Company's consolidated balance sheet as of December 31, 1996.

     EWS had historically been the holding company for its cable television operations along with other operations. EWS' subsidiaries which provided cable television operations included SHCC, EWS Cable Inc. ("EWS Cable"), a Colorado corporation, L-R Cable, Inc. ("L-R Cable"), a Colorado corporation, and Scripps Howard Cable Company of Sacramento ("Sacramento Cable"), a Delaware corporation (collectively, SHCC, EWS Cable, L-R Cable and Sacramento Cable represent the "Predecessor Corporation"). In connection with the Scripps Acquisition, EWS restructured its operations with each of EWS Cable, L-R Cable and Sacramento Cable becoming wholly owned subsidiaries of SHCC. In addition, SHCC was transferred by Scripps Howard, Inc. ("SHI"), an Ohio corporation and a wholly owned subsidiary of EWS, to EWS. Immediately prior to the closing of the Merger, EWS distributed all of the outstanding shares of SHI, which held all of EWS' non-cable television operations, to its shareholders (the "Distribution"). Accordingly, when Comcast merged with EWS, it only acquired the Predecessor Corporation. Subsequent to the Scripps Acquisition, SHI changed its name to E.W. Scripps Co. ("New Scripps").

     The Company would have reported unaudited pro forma revenues of $309.8 million and $279.5 million and unaudited pro forma net loss of $73.8 million and $75.7 million for the years ended December 31, 1996 and 1995, respectively, had the Scripps Acquisition occurred on January 1, 1995. This unaudited pro forma information is based on historical results of operations adjusted for acquisition costs and, in the opinion of management, is not necessarily indicative of what the results would have been had the Company operated the acquired entities since January 1, 1995.

3.   BASIS OF PRESENTATION

     Basis of Consolidation
     The consolidated balance sheet as of December 31, 1996 and the consolidated statements of operations, cash flows and stockholder's equity for the period from November 1, 1996 to December 31, 1996 represent the consolidated financial position, results of operations, changes in stockholder's equity and cash flows of the Company and its wholly and majority owned subsidiaries subsequent to the Scripps Acquisition. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)




     Basis of Combination
     The combined balance sheet as of December 31, 1995 and the combined statements of operations, cash flows and stockholder's deficiency for the period from January 1, 1996 to October 31, 1996 and for the years ended December 31, 1995 and 1994 represent the combined financial position, results of operations, changes in stockholders' deficiency and cash flows of the Predecessor Corporation. All significant intercompany accounts and transactions among combined entities have been eliminated. The Predecessor Corporation financial statements exclude the results of operations of the non-cable television operations of SHI.

     Prior to the Scripps Acquisition, EWS Cable and L-R Cable were wholly owned subsidiaries of SHI and SHCC and Sacramento Cable were wholly owned subsidiaries of Scripps Howard Broadcasting Company ("SHB"). Prior to 1994, SHI owned approximately 92% of SHB. EWS acquired the remaining minority interest in SHB in 1994 (see Note 5).

     The historical basis in assets and liabilities of the cable television systems of EWS were not altered by the combination. The historical combined financial statements do not necessarily reflect the results of operations or financial position that would have existed if the Predecessor Corporation were an independent company. SHI provided certain legal, treasury, accounting, tax, risk management and other corporate services to the Predecessor Corporation (see Note 10).

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Purchase Price Allocation
     Under the purchase method, the purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. This allocation is preliminary pending a final appraisal and the final purchase price adjustment between CCCI and New Scripps. The terms of the Scripps
     Acquisition provide for, among other things, the indemnification by New Scripps for certain liabilities, including tax liabilities, relating to the Predecessor Corporation prior to the acquisition date.

     Management's Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Values
     The estimated fair value amounts discussed in these notes to consolidated and combined financial statements have been determined by the Company and the Predecessor Corporation using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates discussed herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1996 and 1995, and have not been comprehensively revalued for purposes of these consolidated and combined financial statements since such dates.

     A reasonable estimate of fair value of the amounts due to affiliates in the consolidated and combined balance sheet is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     Cash Equivalents, Short-term Investments and Cash Held by an Affiliate
     Cash equivalents consist of investments with maturities of three months or less when purchased. Short-term investments consist of certificates of deposit with maturities of greater than three months when purchased. The carrying amounts of the Company's and the Predecessor Corporation's cash equivalents and short-term investments, classified as available for sale securities, approximate their fair values, which are based on quoted market prices. Cash held by an affiliate consists of cash held by a subsidiary of Comcast under a cash management program (see Note 10).

     Inventories
     As of December 31, 1996, inventories, which include materials and supplies, are stated at average cost which is less than market. As of December 31, 1995, inventories are stated at the lower of cost, which was determined using the first in, first out method, or market.

     Refundable Property Taxes
     In 1991, the property tax valuation of the Sacramento cable television system was increased. The Predecessor Corporation disputed the amount and basis for the increased valuation. Refundable property taxes represent additional property taxes paid by the Predecessor Corporation while the valuation was under appeal. The appeal was settled in favor of the Predecessor Corporation in 1995. As a result, the Predecessor Corporation received property tax refunds totaling $10.4 million, excluding interest.

     Property and Equipment
     Prior to the Scripps Acquisition, property and equipment were stated at cost. Depreciation was provided on a straight-line basis over estimated useful lives as follows:

             Buildings                                            35 years
             Operating facilities                              10-15 years
             Other equipment                                    3-10 years

     Upon consummation of the Scripps Acquisition, property and equipment were adjusted based on an estimate of their fair values as of the date of acquisition. Subsequent to the Scripps Acquisition, the Company's property and equipment are estimated to have weighted average estimated useful lives of ten years, which is estimated based on the useful lives of similar assets of other subsidiaries of CCCI. Upon receipt of a final appraisal, the Company will adjust the basis and estimated useful lives of its property and equipment accordingly.

     Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

     Deferred Charges
     Deferred charges as of December 31, 1996 consist principally of franchise acquisition costs, debt acquisition costs and the excess of cost over the fair value of net assets acquired (goodwill). Franchise acquisition costs and goodwill are being amortized on a straight-line basis over their estimated useful lives of 12 and 20 years, respectively. Debt acquisition costs are being amortized on a straight-line basis over the term of the related debt (see Note 6).

     Deferred charges of the Predecessor Corporation consisted principally of franchise acquisition costs, which were being amortized on a straight-line basis over the terms of the related franchise agreements, and goodwill, which was being amortized on a straight-line basis over periods of up to 40 years.

     Valuation of Long-Lived Assets
     The Company and the Predecessor Corporation periodically evaluate the recoverability of long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies may include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     Revenue Recognition
     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to customers who are delinquent.

     Postretirement and Postemployment Benefits
     The estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, are accrued and recorded as a charge to operations during the years that employees provide services. Subsequent to the Scripps Acquisition, the Company's retiree benefit obligation is unfunded and all benefits are paid by Comcast. Accordingly, as of December 31, 1996, the Company's liability for these costs is included in current due to affiliates.

     Income Taxes
     The Company and the Predecessor Corporation recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the consolidated and combined financial statements in the period of enactment.

     Reclassifications
     Certain reclassifications have been made to the prior years' combined financial statements to conform to those classifications used in 1996.

5.   ACQUISITIONS AND DIVESTITURE

     In 1995, the Predecessor Corporation reached an agreement to acquire cable television systems adjacent to certain of its systems in Knoxville and Chattanooga, Tennessee for $62.5 million (the "Mid-Tenn Purchase"). The Mid- Tenn Purchase was completed in January 1996.

     During 1995 and 1994, the Predecessor Corporation acquired several cable television systems adjacent to its existing service areas. In addition, during 1994, EWS acquired the remaining minority interest in SHB that it had not previously owned and subsequently allocated a portion of the purchase price to the Predecessor Corporation.

     The  following   table   presents   additional   information   about  these
     acquisitions (in thousands):

                                                                          Predecessor Corporation
                                                             January 1 to
                                                              October 31,          Year Ended December 31,
                                                                 1996              1995              1994
         Goodwill and other intangible assets acquired......    $50,606             $247              $233
         Other assets acquired..............................     11,681              137               152
                                                                -------           ------           -------
                                                                 62,287              384               385
         Liabilities assumed................................       (188)
                                                                -------           ------           -------
         Total cable television system acquisitions.........     62,099              384               385
         Excess of cost over book value of SHB stock
           allocated to the Predecessor Corporation and paid
           to SHI...........................................                                        26,116
                                                                -------           ------           -------
                                                                $62,099             $384           $26,501
                                                                =======           ======           =======

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     The acquisitions have been accounted for under the purchase method. The acquired operations have been included in the combined statements of operations  from the  dates  of  acquisition.  Pro  forma  results  are not presented because the combined results of operations would not be significantly different from the reported amounts.

     During 1995, the Predecessor Corporation sold its cable television system in Barbourville, Kentucky. The sale resulted in a pre-tax gain of $1.5 million.

6.   LONG-TERM DEBT

     In November 1996, the Company entered into a $600.0 million Revolving Credit Facility (the "Credit Facility"). Initial borrowings under the Credit Facility of $150.0 million were principally used to pay a return of capital to CCCI in the amount of $120.0 million. The Company repaid $25.0 million of borrowings under the Credit Facility in December 1996. All amounts outstanding under the Credit Facility are due in 2002. The stock of the Company has been pledged as collateral for borrowings under the Credit Facility.

     The interest rate on borrowings under the Credit Facility is based on either of the following at the option of the Company:

          Higher of the federal funds rate plus 1/2% or prime rate; London Interbank Offered Rate (LIBOR) plus 3/8% or 7/8%.

     As of December 31, 1996, the weighted average interest rate on borrowings under the Credit Facility was 5.94%.

     The difference between the carrying value and estimated fair value of the Company's long-term debt was not significant as of December 31, 1996. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value as quoted market prices are not available.

     The Credit Facility contains restrictive covenants which, among other things, limit the Company's ability to enter into arrangements for the acquisition or disposition of property and equipment, investments, mergers and the incurrence of additional indebtedness. The restrictive covenants also require that certain ratios and cash flow levels be maintained, as defined, and limit dividend payments, payment of management fees and advances of funds to affiliated entities.

7.   CAPITAL STRUCTURE

     As of December 31, 1996, common stock in the Company's consolidated balance sheet consists of 100 shares of no-par common stock authorized, with 80 shares issued and outstanding.

     As of December 31, 1995, common stock in the Predecessor Corporation's combined balance sheet includes the following:

          EWS Cable - 100 shares of no-par common stock authorized, 50 shares issued and outstanding;
          L-R Cable - 100 shares of no-par common stock authorized, 50 shares issued and outstanding;
          SHCC - 100 shares of no-par common stock authorized, 80 shares issued and outstanding; and
          Sacramento Cable - 2,000 shares of no-par common stock authorized, 100 shares issued and outstanding.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



8.   INCOME TAXES

     Subsequent to the Scripps Acquisition, the Company joins with Comcast in filing a consolidated federal income tax return. Comcast allocates income tax expense or benefit to the Company as if the Company was filing a separate federal income tax return. Tax benefits from both losses and tax credits are made available to the Company as it is able to realize such benefits on a separate return basis. The Company is required to pay Comcast for income taxes an amount equal to that amount of tax the Company would pay if it filed a separate tax return. The current provision for income taxes for the period from November 1, 1996 to December 31, 1996 is due to Comcast and is included in due to affiliates.

     The Predecessor Corporation was included in the consolidated federal tax return of EWS. The provision for income taxes was generally prepared as if the Predecessor Corporation filed a separate return, however tax benefits for taxable losses and other deductions that would be limited if the
     Predecessor Corporation were an independent company were recognized currently if such losses and benefits were utilized in the consolidated EWS provision. If the tax provision were prepared on a separate return basis, the tax provision (benefit) in the accompanying combined statement of operations would have been $5.9 million and ($10.6) million for the years ended December 31, 1995 and 1994, respectively. Such amounts differ from the reported amounts due to the timing of the recognition of benefits for taxable losses and investment tax credits. There would not have been a significant change to the tax provision for the period from January 1, 1996 to October 31, 1996 had the tax provision been prepared on a separate return basis.

     The Company's and the Predecessor Corporation's deferred income tax liability as of December 31, 1996 and 1995 principally results from the tax effects of differences between the book and tax basis of property and equipment and deferred charges (excluding goodwill).

     As a result of the Scripps Acquisition, the Company recorded an increase in its deferred income tax liability and deferred charges of $499.2 million for temporary differences between the financial reporting basis and the tax basis of the assets of the Company as of the date of the acquisition. At the date of acquisition, the Predecessor Corporation had an existing deferred income tax liability of $101.7 million, which was assumed by the Company.

     In 1994, the Internal Revenue Service ("IRS") proposed adjustments related to certain intangible assets and a deduction related to the 1986 redemption of a partnership interest in certain of the Predecessor Corporation's cable systems. Based upon the proposed adjustments, management of the Predecessor Corporation changed its estimate of the tax liability for prior years. The resulting change in the liability for prior year income taxes and the deferred income tax liability increased 1994 net income by $11.8 million. In 1995, EWS reached agreement with the IRS to settle the audits of its 1985 through 1987 tax returns. The settlement payment was charged to the prior years' tax liability. The liability was not adjusted as a result of the settlement.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     Income tax (benefit) expense consists of the following components (dollars in thousands):

                                                                       Predecessor Corporation

                                           November 1 to     January 1 to
                                           December 31,       October 31,         Year Ended December 31,
                                               1996              1996              1995             1994
     Current expense (benefit)
     Federal..........................           $482           $14,297          $11,777          ($10,290)
     State............................                            1,559              585               357
                                              -------          --------         --------          --------
                                                  482            15,856           12,362            (9,933)
                                              -------          --------         --------          --------

     Deferred (benefit) expense
     Federal..........................         (6,085)           (8,410)          (2,579)           (2,482)
     State............................         (1,021)              198            2,130             1,825
                                              -------          --------         --------          --------
                                               (7,106)           (8,212)            (449)             (657)
                                              -------          --------         --------          --------

     Income tax (benefit) expense.....        ($6,624)           $7,644          $11,913          ($10,590)
                                              =======          ========         ========          ========


     The effective income tax (benefit) expense of the Company and the Predecessor Corporation differs from the statutory amount because of the effects of the following items (dollars in thousands):

                                                                       Predecessor Corporation
                                           November 1 to     January 1 to
                                           December 31,       October 31,         Year Ended December 31,
                                               1996              1996             1995               1994
     Federal tax at
       statutory rate.................        ($6,047)           $5,261          $10,361           ($1,229)
     State income taxes,
       net of federal
       benefit........................           (664)            1,142            1,765             1,418
     Non-deductible
       depreciation and
       amortization...................          1,456               272              326             1,064
     Change in estimated
       tax liability for prior
       years..........................                                                             (11,807)
     Other............................         (1,369)              969             (539)              (36)
                                              -------            ------          -------          --------

     Income tax (benefit) expense.....        ($6,624)           $7,644          $11,913          ($10,590)
                                              =======            ======          =======          ========


9.   PENSION PLANS

     Prior to the Scripps Acquisition, substantially all employees of the Predecessor Corporation were covered by a defined benefit plan and a defined contribution plan sponsored by SHI. A portion of the expenses related to these plans were allocated to the Predecessor Corporation by SHI. Such expenses totaled $1.0 million, $1.3 million and $1.5 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     As of December 31, 1995, the Predecessor Corporation's share of the defined benefit plan sponsored by SHI had a projected benefit obligation of $6.4 million and plan assets of $2.9 million.

10.  RELATED PARTY TRANSACTIONS

     The Company

     Subsequent to the Scripps Acquisition, management fees are charged by Comcast based on the Company's gross revenues. Such management fees, totaling $2.5 million, are included in operating, selling, general and administrative expenses.

     Subsequent to the Scripps Acquisition, the Company has entered into cost-sharing agreements with Comcast for certain services including programming, insurance and benefits. Under these arrangements, the Company incurred expenses of $19.2 million during 1996. Comcast charges the Company for certain of these expenses on the same basis that approximates what the Company would be charged if it purchased directly from the supplier. Comcast has agreed to permit the Company to defer payment of a portion of these expenses with the deferred portion being treated as a subordinated long-term liability due to affiliate which will not be payable until the Company's Credit Facility is retired. Such deferred costs totaled $4.4 million during 1996.

     Subsequent to the Scripps Acquisition, the Company entered into a custodial account arrangement with Comcast Financial Agency Corporation ("CFAC"), a wholly owned subsidiary of Comcast, under which CFAC provides cash management services to the Company. Under this arrangement, the Company's cash receipts are deposited with and held by CFAC, as custodian and agent, which invests and disburses such funds at the direction of the Company. As of December 31, 1996, $9.5 million of the Company's cash equivalents were represented by deposits with CFAC. Such amount has been classified as cash held by an affiliate in the Company's consolidated balance sheet. During the period from November 1, 1996 to December 31, 1996, the Company recognized investment income of $138,000 on these custodial investments.

     Predecessor Corporation

     Due to Affiliates
     As of December 31, 1995, due to affiliates in the combined balance sheet includes a $125.4 million principal amount 9.5% note, payable to EWS, a $66.1 million principal amount 11% note, payable to EWS and variable rate borrowings from SHI of $121.2 million. Interest on the variable rate borrowings from SHI was charged at 1% over the prime rate, except for interest on portions related to cash deficiencies (see below). Amounts due to affiliates were not assumed by Comcast in the Scripps Acquisition.

     The Predecessor Corporation participated in a cash management program with SHI under which SHI managed its daily flow of cash. Cash excesses or deficiencies earned or incurred interest at appropriate short-term market rates. Cash deficiencies were included in variable rate borrowings from SHI. The Predecessor Corporation also participated in SHI's controlled disbursement system, where the bank sent daily notification of checks presented for payment and SHI transferred funds to cover such checks. Payments were charged against excesses or added to cash deficiencies as checks were issued.

     Interest charged on amounts due to affiliates, which included advances and cash deficiencies, was $28.5 million, $34.9 million and $33.4 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively. Interest accrued on amounts due to affiliates was $1.6 million as of December 31, 1995.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Continued)



     Other Charges
     SHI provided management services, including legal, treasury, accounting, tax, risk management and other services, to the Predecessor Corporation. The cost of such services, which included the costs of EWS' corporate office, was allocated on the basis of revenues. The Predecessor
     Corporation's share of the cost of such services was $3.0 million during the year ended December 31, 1994. The Predecessor Corporation was not charged for such services during the period from January 1, 1996 to October 31, 1996 and the year ended December 31, 1995.

     In 1996, EWS allocated certain costs associated with the Scripps Acquisition to the Predecessor Corporation. These charges of $13.6 million, primarily relating to professional fees, were classified as merger expenses in the Predecessor Corporation's combined statement of operations for the period from January 1, 1996 to October 31, 1996.

11.  STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest on its Credit Facility of $1.0 million during the period from November 1, 1996 to December 31, 1996.

     The Predecessor Corporation made cash payments for interest on balances due to affiliates of $28.5 million, $35.1 million and $33.5 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

     The Predecessor Corporation made cash payments for income taxes to EWS of $15.9 million, $12.7 million and $10.9 million during the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

12.  COMMITMENTS AND CONTINGENCIES

     Commitments
     Minimum annual rental commitments for office space and equipment under noncancellable operating leases are as follows:

                                                         (Dollars in thousands)
         1997.........................................           $871
         1998.........................................            788
         1999.........................................            778
         2000.........................................            800
         2001.........................................            792
         Thereafter...................................            777

     Pole rentals have been excluded from the above schedule as they are generally cancelable after an initial period by either party upon notice.

     Rental expense (including pole rentals) of $872,000, $4.3 million, $4.4 million and $3.8 million has been charged to operations during the period from November 1, 1996 to December 31, 1996, the period from January 1, 1996 to October 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

COMCAST SCH HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1, 1996 TO OCTOBER 31, 1996 AND NOVEMBER 1, 1996 TO DECEMBER 31, 1996 AND YEARS ENDED DECEMBER 31, 1995 AND 1994 (Concluded)



     Contingencies

     The Company

     The Company is subject to claims and legal proceedings which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

     Predecessor Corporation

     In 1994, the Predecessor Corporation accrued $6.5 million as an estimate of the ultimate costs, including attorneys' fees and settlements, of certain lawsuits against the Sacramento cable television system related primarily to employment issues and to the timing and amount of late-payment fees assessed to subscribers. In 1995, the Predecessor Corporation accrued an additional $1.4 million based upon a reassessment of the probable costs of these and additional employment-related lawsuits. As of December 31, 1995, amounts accrued are included in accounts payable and accrued expenses in the combined balance sheet. In May 1996, the Predecessor Corporation agreed to settle the late-payment fee lawsuits. The settlement did not result in an additional charge. In 1996, the Predecessor Corporation accrued an additional $4.0 million based upon further reassessment of the probable costs of these and additional lawsuits. Pursuant to the terms of the Merger, New Scripps has indemnified Comcast and the Company against losses related to these lawsuits.